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                                                                   Exhibit 23.4


                       CONSENT OF CHADBOURNE & PARKE LLP

We consent to the reference to this firm under the caption "U.S. Federal Income Tax Considerations" in the Prospectus, which is a part of this Registration Statement.

CHADBOURNE & PARKE LLP
New York, New York
February 16, 2000